                                                                     Exhibit 4.2

                                                                  EXECUTION COPY

================================================================================

                     CAPITAL ONE MULTI-ASSET EXECUTION TRUST

                                    as Issuer

                                       and

                              THE BANK OF NEW YORK

                              as Indenture Trustee

                         CLASS B(2003-1) TERMS DOCUMENT

                             dated as of May 7, 2003

                                       to

                        CARD SERIES INDENTURE SUPPLEMENT

                           dated as of October 9, 2002

                                       to

                             ASSET POOL 1 SUPPLEMENT

                           dated as of October 9, 2002

                                       to

                                    INDENTURE

                           dated as of October 9, 2002

================================================================================

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                                TABLE OF CONTENTS


                                                                                                          PAGE
                                                  ARTICLE I
                           Definitions and Other Provisions of General Application

Section 1.01.   Definitions................................................................................1

Section 1.02.   Governing Law..............................................................................7

Section 1.03.   Counterparts...............................................................................7

Section 1.04.   Ratification of Indenture, the Asset Pool 1 Supplement and Indenture Supplement............7

                                                  ARTICLE II
                                          The Class B(2003-1) Notes

Section 2.01.   Creation and Designation...................................................................9

Section 2.02.   Adjustments to Required Subordinated Percentages...........................................9

Section 2.03.   Interest Payment...........................................................................9

Section 2.04.   Calculation Agent; Determination of LIBOR..................................................9

Section 2.05.   Payments of Interest and Principal........................................................10

Section 2.06.   Form of Delivery of Class B(2003-1) Notes; Depository; Denominations......................10

Section 2.07.   Delivery and Payment for the Class B(2003-1) Notes........................................11

Section 2.08.   Targeted Deposits to the Accumulation Reserve Account.....................................11

Section 2.09.   Capital One Derivative Agreement..........................................................11

Section 2.10.   Tax Treatment.............................................................................11

                                       -i-

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                THIS CLASS B(2003-1) TERMS DOCUMENT (this "Terms Document"), by and between CAPITAL ONE MULTI-ASSET EXECUTION TRUST, a statutory trust created under the laws of the State of Delaware (the "Issuer"), having its principal office at E. A. Delle Donne Corporate Center, Montgomery Building, 1011 Centre Road, Wilmington, DE 19805 and THE BANK OF NEW YORK, a New York banking corporation, as Indenture Trustee (the "Indenture Trustee"), is made and entered into as of May 7, 2003.

                Pursuant to this Terms Document, the Issuer shall create a new tranche of Class B Notes and shall specify the principal terms thereof.

                                    ARTICLE I

             Definitions and Other Provisions of General Application

                Section 1.01. Definitions. For all purposes of this Terms Document, except as otherwise expressly provided or unless the context otherwise requires:

                (1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

                (2) all other terms used herein which are defined in the Indenture Supplement, the Asset Pool 1 Supplement or the Indenture, either directly or by reference therein, have the meanings assigned to them therein;

                (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder means such accounting principles as are generally accepted in the United States of America at the date of such computation;

                (4) all references in this Terms Document to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Terms Document;

                (5) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Terms Document as a whole and not to any particular Article, Section or other subdivision;

                (6) in the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture Supplement, the Asset Pool 1 Supplement, the Indenture or the Transfer and Administration Agreement, the terms and provisions of this Terms Document shall be controlling;

                (7) each capitalized term defined herein shall relate only to the Class B(2003-1) Notes and no other Tranche of Notes issued by the Issuer; and

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                (8)     "including" and words of similar import will be deemed
                        to be followed by "without limitation."

                "Accumulation Period Amount" means $16,666,666.67; provided, however, if the Accumulation Period Length is determined to be less than twelve
(12) months pursuant to Section 3.10(b)(ii) of the Indenture Supplement, the Accumulation Period Amount shall be the amount specified in the definition of "Accumulation Period Amount" in the Indenture Supplement.

                "Accumulation Reserve Funding Period" shall mean, (a) if the Accumulation Period Length is determined to be one (1) month, there shall be no Accumulation Reserve Funding Period and (b) otherwise, the period (x) commencing on the earliest to occur of (i) the Monthly Period beginning three (3) calendar months prior to the first Distribution Date for which a budgeted deposit is targeted to be made into the Principal Funding sub-Account of the Class B(2003-1) Notes pursuant to Section 3.10(b) of the Indenture Supplement, (ii) the Monthly Period following the first Distribution Date following and including the March 2004 Distribution Date for which the Quarterly Excess Spread Percentage is less than 2%, but in such event the Accumulation Reserve Funding Period shall not be required to commence earlier than 12 months prior to the first Distribution Date for which a budgeted deposit is targeted to be made into the Principal Funding sub-Account for the Class B(2003-1) Notes pursuant to
Section 3.10(b) of the Indenture Supplement, (iii) the Monthly Period following the first Distribution Date following and including the September 2005 Distribution Date for which the Quarterly Excess Spread Percentage is less than 3%, but in such event the Accumulation Reserve Funding Period shall not be required to commence earlier than 6 months prior to the first Distribution Date for which a budgeted deposit is targeted to be made into the Principal Funding sub-Account for the Class B(2003-1) Notes pursuant to Section 3.10(b) of the Indenture Supplement, and (iv) the Monthly Period following the first Distribution Date following and including the November 2005 Distribution Date for which the Quarterly Excess Spread Percentage is less than 4%, but in such event the Accumulation Reserve Funding Period shall not be required to commence earlier than 4 months prior to the first Distribution Date for which a budgeted deposit is targeted to be made into the Principal Funding sub-Account for the Class B(2003-1) Notes pursuant to Section 3.10(b) of the Indenture Supplement and (y) ending on the close of business on the last day of the Monthly Period preceding the earlier to occur of (i) the Expected Principal Payment Date for the Class B(2003-1) Notes and (ii) the date on which the Class B(2003-1) Notes are paid in full.

                "Aggregate Class B Unencumbered Amount" means an amount equal to the Adjusted Outstanding Dollar Principal Amount of all Class B Notes in the Card Series minus the sum of the Required Subordinated Amount of Class B Notes for all Class A Notes in the Card Series.

                "Asset Pool 1 Supplement" means the Asset Pool 1 Supplement dated as of October 9, 2002, by and between the Issuer and the Indenture Trustee, as amended and supplemented from time to time.

                "Base Rate" means, with respect to any Monthly Period, the sum of (a) the Card Series Servicing Fee Percentage and (b) the weighted average (based on the Outstanding Dollar Principal Amount of the related Card Series Notes) of the following:

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                       (i)     in the case of a Tranche of Card Series Dollar
                Interest-bearing Notes with no Derivative Agreement for interest, the rate of interest applicable to such Tranche for the period from and including the Monthly Interest Accrual Date for such Tranche of Card Series Dollar Interest-bearing Notes in such Monthly Period to but excluding the Monthly Interest Accrual Date for such Tranche of Card Series Dollar Interest-bearing Notes in the following Monthly Period;

                        (ii) in the case of a Tranche of Card Series Discount Notes, the rate of accretion (converted to an accrual rate) of such Tranche for the period from and including the Monthly Interest Accrual Date for such Tranche of Card Series Discount Notes in such Monthly Period to but excluding the Monthly Interest Accrual Date for such Tranche of Card Series Discount Notes in the following Monthly Period;

                        (iii) in the case of a Tranche of Card Series Notes with a Performing Derivative Agreement for interest, the rate at which payments by the Issuer to the applicable Derivative Counterparty accrue (prior to the netting of such payments, if applicable) for the period from and including the Monthly Interest Accrual Date for such Tranche of Card Series Notes in such Monthly Period to but excluding the Monthly Interest Accrual Date for such Tranche of Card Series Notes in the following Monthly Period; provided, however, that in the case of a Tranche of Card Series Notes with a Performing Derivative Agreement for interest in which the rating on such Tranche of Card Series Notes is not dependant upon the rating of the applicable Derivative Counterparty, the amount determined pursuant to this clause (iii) will be the higher of (1) the rate determined pursuant to this clause (iii) above and (2) the rate of interest applicable to such Tranche for the period from and including the Monthly Interest Accrual Date for such Tranche of Card Series Notes in such Monthly Period to but excluding the Monthly Interest Accrual Date for such Tranche of Card Series Notes in the following Monthly Period; and

                (iv) in the case of a tranche of Card Series Notes with a non-Performing Derivative Agreement for interest, the rate specified for that date in the related Terms Document.

                "Calculation Agent" is defined in Section 2.04(a).

                "Class B(2003-1) Adverse Event" means the occurrence of any of the following: (a) an Early Redemption Event with respect to the Class B(2003-1) Notes or (b) an Event of Default and acceleration of the Class B(2003-1) Notes.

                "Class B(2003-1) Note" means any Note, substantially in the form set forth in Exhibit A-2 to the Indenture Supplement, designated therein as a Class B(2003-1) Note and duly executed and authenticated in accordance with the Indenture.

                "Class B(2003-1) Noteholder" means a Person in whose name a Class B(2003-1) Note is registered in the Note Register.

                "Class B(2003-1) Termination Date" means the earliest to occur of (a) the Principal Payment Date on which the Outstanding Dollar Principal Amount of the Class B(2003-1) Notes is

                                        6

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paid in full, (b) the Legal Maturity Date and (c) the date on which the
Indenture is discharged and satisfied pursuant to Article VI thereof.

                "Encumbered Required Subordinated Amount of Class C Notes" means, for the Class B(2003-1) Notes, an amount equal to the product of (a) the aggregate Required Subordinated Amount of Class C Notes for all Class A Notes in the Card Series with a Required Subordinated Amount of Class B Notes greater than zero and (b) the percentage equivalent of a fraction, the numerator of which is the Adjusted Outstanding Dollar Principal Amount of the Class B(2003-1) Notes and the denominator of which is the Adjusted Outstanding Dollar Principal Amount of all Class B Notes in the Card Series.

                "Encumbered Required Subordinated Amount of Class D Notes" means, for the Class B(2003-1) Notes, an amount equal to the product of (a) the aggregate Required Subordinated Amount of Class D Notes for all Class A Notes in the Card Series with a Required Subordinated Amount of Class B Notes greater than zero and (b) the percentage equivalent of a fraction, the numerator of which is the Adjusted Outstanding Dollar Principal Amount of the Class B(2003-1) Notes and the denominator of which is the Adjusted Outstanding Dollar Principal Amount of all Class B Notes in the Card Series.

                "Excess Spread Percentage" shall mean, with respect to any Distribution Date, the amount, if any, by which the Portfolio Yield for the preceding Monthly Period exceeds the Base Rate for such Monthly Period.

                "Expected Principal Payment Date" means April 17, 2006.

                "Initial Dollar Principal Amount" means $200,000,000.

                "Indenture" means the Indenture dated as of October 9, 2002, by and between the Issuer and the Indenture Trustee, as amended and supplemented from time to time.

                "Indenture Supplement" means the Card Series Indenture Supplement dated as of October 9, 2002, by and between the Issuer and the Indenture Trustee, as amended and supplemented from time to time.

                "Interest Payment Date" means the fifteenth day of each month commencing in June 2003, or if such fifteenth day is not a Business Day, the next succeeding Business Day.

                "Interest Period" means, with respect to any Interest Payment Date, the period from and including the previous Interest Payment Date (or in the case of the initial Interest Payment Date, from and including the Issuance
Date) through the day preceding such Interest Payment Date.

                "Issuance Date" means May 7, 2003.

                "Legal Maturity Date" means February 17, 2009.

                "LIBOR" means, for any Interest Period, the London interbank offered rate for one-month United States dollar deposits determined by the Indenture Trustee on the LIBOR Determination Date for each Interest Period in accordance with the provisions of Section 2.04.

                                        7

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                "LIBOR Determination Date" means May 2, 2003 for the period from and including the Issuance Date to but excluding June 16, 2003 and the second London Business Day prior to the commencement of the second and each subsequent Interest Period.

                "London Business Day" means any Business Day on which dealings in deposits in United States Dollars are transacted in the London interbank market.

                "Note Interest Rate" means a rate per annum equal to 1.17% in excess of LIBOR as determined by the Calculation Agent on the related LIBOR Determination Date with respect to each Interest Period.

                "Paying Agent" means The Bank of New York.

                "Portfolio Yield" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction:

                (a)     the numerator of which is equal to the sum of:

                        (i) the aggregate amount of Finance Charge Amounts allocated to the Card Series with respect to such Monthly Period; plus

                        (ii) the aggregate amount of Interest Funding sub-Account Earnings on all Tranches of Card Series Notes for such Monthly Period; plus

                        (iii) any amounts to be treated as Card Series Finance Charge Amounts pursuant to Sections 3.20(d) and 3.27(a) of the Indenture Supplement, minus

                        (iv) the excess, if any, of (1) the sum of the PFA Prefunding Earnings Shortfall plus the PFA Accumulation Earnings Shortfall over (2) the sum of the aggregate amount to be treated as Card Series Finance Charge Amounts for such Monthly Period pursuant to Sections 3.04(a)(ii) and 3.25(a) of the Indenture Supplement plus any other amounts applied to cover earnings shortfalls on amounts in the Principal Funding sub-Account for any tranche of Card Series Notes for such Monthly Period, minus

                        (v) the Card Series Default Amount for such Monthly Period, and

                (b) the denominator of which is the numerator used in the calculation of the Card Series Floating Allocation Percentage for such Monthly Period.

                "Quarterly Excess Spread Percentage" means, with respect to the March 2004 Distribution Date and each Distribution Date thereafter, the percentage equivalent of a fraction the numerator of which is the sum of the Excess Spread Percentages with respect to the immediately preceding three Monthly Periods and the denominator of which is three.

                "Record Date" means, for any Distribution Date, the last Business Day of the preceding Monthly Period.

                                        8

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                "Reference Banks" means four major banks in the London interbank market selected by the Beneficiary.

                "Required Accumulation Reserve sub-Account Amount" means, with respect to any Monthly Period during the Accumulation Reserve Funding Period, an amount equal to (i) 0.5% of the Outstanding Dollar Principal Amount of the Class B(2003-1) Notes as of the close of business on the last day of the preceding Monthly Period or (ii) any other amount designated by the Issuer; provided, however, that if such designation is of a lesser amount, the Note Rating Agencies shall have provided prior written confirmation that a Ratings Effect will not occur with respect to such change.

                "Required Subordinated Amount of Class C Notes" means, for the Class B(2003-1) Notes, an amount equal to the sum of (a) the Unencumbered Required Subordinated Amount of Class C Notes for such Class B(2003-1) Notes and
(b) the Encumbered Required Subordinated Amount of Class C Notes for such Class B(2003-1) Notes; provided, however, that for any date of determination, unless
(i) the Prefunding Target Amount for any Tranche of Card Series Notes on such date of determination is greater than zero or (ii) any prefunded amounts are on deposit in a Principal Funding sub-Account on such date of determination for any Tranche of Card Series Notes, the Required Subordinated Amount of Class C Notes for the Class B(2003-1) Notes will not be less than an amount equal to (i) 3.0% of the Initial Dollar Principal Amount of the Class B(2003-1) Notes, minus (ii) the Required Subordinated Amount of Class D Notes for the Class B(2003-1) Notes; provided further, however, that for any date of determination on or after the occurrence and during the continuation of a Class B(2003-1) Adverse Event, the Required Subordinated Amount of Class C Notes for the Class B(2003-1) Notes will be the greater of (x) the amount determined above for such date of determination, (y) the amount determined above for the date immediately prior to the date on which such Class B(2003-1) Adverse Event shall have occurred and (z) unless (i) the Prefunding Target Amount for any Tranche of Card Series Notes on such date of determination is greater than zero or (ii) any prefunded amounts are on deposit in a Principal Funding sub-Account on such date of determination for any Tranche of Card Series Notes, the amount determined pursuant to the preceding proviso.

                "Required Subordinated Amount of Class D Notes" means, for the Class B(2003-1) Notes, an amount equal to the sum of (a) the Unencumbered Required Subordinated Amount of Class D Notes for such Class B(2003-1) Notes and
(b) the Encumbered Required Subordinated Amount of Class D Notes for such Class B(2003-1) Notes; provided, however, that for any date of determination, unless
(i) the Prefunding Target Amount for any Tranche of Card Series Notes on such date of determination is greater than zero or (ii) any prefunded amounts are on deposit in a Principal Funding sub-Account on such date of determination for any Tranche of Card Series Notes, the Required Subordinated Amount of Class D Notes for the Class B(2003-1) Notes will not be less than an amount equal to 1.6439% of the Initial Dollar Principal Amount of the Class B(2003-1) Notes, provided further, however, that for any date of determination on or after the occurrence and during the continuation of a Class B(2003-1) Adverse Event, the Required Subordinated Amount of Class D Notes for the Class B(2003-1) Notes will be the greatest of (x) the amount determined above for such date of determination, (y) the amount determined above for the date immediately prior to the date on which such Class B(2003-1) Adverse Event shall have occurred and (z) unless (i) the Prefunding Target Amount for any Tranche of Card Series Notes on such date of determination is greater than zero or (ii) any prefunded amounts are on deposit in a

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Principal Funding sub-Account on such date of determination for any Tranche of
Card Series Notes, the amount determined pursuant to the preceding proviso.

                "Required Subordinated Percentage of Class C Notes" means, for the Class B(2003-1) Notes, 7.9453%, subject to adjustment in accordance with
Section 2.02.

                "Required Subordinated Percentage of Class D Notes" means, for the Class B(2003-1) Notes, 1.6439%, subject to adjustment in accordance with
Section 2.02.

                "Stated Principal Amount" means $200,000,000.

                "Telerate Page 3750" means the display page currently so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

                "Unencumbered Amount" means, for the Class B(2003-1) Notes, an amount equal to the product of (a) the percentage equivalent of a fraction, the numerator of which is the Aggregate Class B Unencumbered Amount and the denominator of which is the Adjusted Outstanding Dollar Principal Amount of all Class B Notes in the Card Series and (b) the Adjusted Outstanding Dollar Principal Amount of the Class B(2003-1) Notes.

                "Unencumbered Required Subordinated Amount of Class C Notes" means, for the Class B(2003-1) Notes, an amount equal to the product of (a) the Unencumbered Amount for the Class B(2003-1) Notes and (b) the Required Subordinated Percentage of Class C Notes for the Class B(2003-1) Notes.

                "Unencumbered Required Subordinated Amount of Class D Notes" means, for the Class B(2003-1) Notes, an amount equal to the product of (a) the Unencumbered Amount for the Class B(2003-1) Notes and (b) the Required Subordinated Percentage of Class D Notes for the Class B(2003-1) Notes.

                Section 1.02. Governing Law. THIS TERMS DOCUMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATION LAW, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                Section 1.03. Counterparts. This Terms Document may be executed in any number of counterparts, each of which so executed will be deemed to be an original, but all such counterparts will together constitute but one and the same instrument.

                Section 1.04. Ratification of Indenture, the Asset Pool 1 Supplement and Indenture Supplement. As supplemented by this Terms Document, each of the Indenture, the Asset Pool 1 Supplement and the Indenture Supplement is in all respects ratified and confirmed and the Indenture as so supplemented by the Asset Pool 1 Supplement as so supplemented by the Indenture Supplement as so supplemented and this Terms Document shall be read, taken and construed as one and the same instrument.

                                       10

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                               [END OF ARTICLE I]

                                       11

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                                   ARTICLE II

                            The Class B(2003-1) Notes

                Section 2.01. Creation and Designation. There is hereby created a tranche of Card Series Class B Notes to be issued pursuant to the Indenture, the Asset Pool 1 Supplement and the Indenture Supplement to be known as the "Card Series Class B(2003-1) Notes."

                Section 2.02. Adjustments to Required Subordinated Percentages.

                (a) On any date, the Issuer may increase the Required Subordinated Percentage of Class C Notes or the Required Subordinated Percentage of Class D Notes, in each case, for the Class B(2003-1) Notes without the consent of any Noteholders or the Note Rating Agencies.

                (b) On any date, the Issuer may reduce the Required Subordinated Percentage of Class C Notes or the Required Subordinated Percentage of Class D Notes, in each case for the Class B(2003-1) Notes, provided that the Issuer has (i) received written confirmation from each Note Rating Agency that has rated any Outstanding Notes of the Card Series that the change in such percentage will not result in a Ratings Effect with respect to any Outstanding Class B(2003-1) Notes and (ii) delivered to the Indenture Trustee and the Note Rating Agencies a Master Trust Tax Opinion for the Master Trust and an Issuer Tax Opinion.

                Section 2.03. Interest Payment.

                (a) For each Interest Payment Date, the amount of interest due with respect to the Class B(2003-1) Notes shall be an amount equal to the product of (i)(A) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times
(B) the Note Interest Rate in effect with respect to the related Interest Period, times (ii) the Outstanding Dollar Principal Amount of the Class B(2003-1) Notes determined as of the Record Date preceding the related Distribution Date. Any interest on the Class B(2003-1) Notes will be calculated on the basis of the actual number of days in the related Interest Period and a 360-day year.

                (b) Pursuant to Section 3.03 of the Indenture Supplement, on each Distribution Date, the Indenture Trustee shall deposit into the Class B(2003-1) Interest Funding sub-Account the portion of Card Series Finance Charge Amounts allocable to the Class B(2003-1) Notes.

                Section 2.04. Calculation Agent; Determination of LIBOR.

                (a) The Issuer hereby agrees that for so long as any Class B(2003-1) Notes are Outstanding, there shall at all times be an agent appointed to calculate LIBOR for each Interest Period (the "Calculation Agent"). The Issuer hereby initially appoints the Indenture Trustee as the Calculation Agent for purposes of determining LIBOR for each Interest Period. The Calculation Agent may be removed by the Issuer at any time. If the Calculation Agent is unable or unwilling to act as such or is removed by the Issuer, or if the Calculation Agent fails to determine LIBOR for an Interest Period, the Issuer shall promptly appoint a replacement Calculation Agent that does not control or is not controlled by or under common control with the Issuer or its Affiliates. The

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

Calculation Agent may not resign its duties, and the Issuer may not remove the Calculation Agent, without a successor having been duly appointed.

                (b) On each LIBOR Determination Date, the Calculation Agent shall determine LIBOR on the basis of the rate for deposits in United States dollars for a one-month period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that LIBOR Determination Date shall be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period. The Calculation Agent shall request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR Determination Date shall be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Beneficiary, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period.

                (c) The Note Interest Rate applicable to the then current and the immediately preceding Interest Periods may be obtained by telephoning the Indenture Trustee at its corporate trust office at (212) 815-3247 or such other telephone number as shall be designated by the Indenture Trustee for such purpose by prior written notice by the Indenture Trustee to each Noteholder from time to time.

                (d) On each LIBOR Determination Date, the Calculation Agent shall send to the Indenture Trustee, the Issuer and the Beneficiary, by facsimile transmission, notification of LIBOR for the following Interest Period.

                Section 2.05. Payments of Interest and Principal.

                (a) Any installment of interest or principal, if any, payable on any Class B(2003-1) Note which is punctually paid or duly provided for by the Issuer and the Indenture Trustee on the applicable Interest Payment Date or Principal Payment Date shall be paid by the Paying Agent to the Person in whose name such Class B(2003-1) Note (or one or more Predecessor Notes) is registered on the Record Date, by wire transfer of immediately available funds to such Person's account as has been designated by written instructions received by the Paying Agent from such Person not later than the close of business on the third Business Day preceding the date of payment or, if no such account has been so designated, by check mailed first-class, postage prepaid to such Person's address as it appears on the Note Register on such Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of Cede & Co., payment shall be made by wire transfer in immediately available funds to the account designated by such nominee.

                (b) The right of the Class B(2003-1) Noteholders to receive payments from the Issuer will terminate on the first Business Day following the Class B(2003-1) Termination Date.

                Section 2.06. Form of Delivery of Class B(2003-1) Notes; Depository; Denominations.

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

                (a) The Class B(2003-1) Notes shall be delivered in the form of a global Registered Note as provided in Sections 202 and 301(i) of the Indenture, respectively.

                (b) The Depository for the Class B(2003-1) Notes shall be The Depository Trust Company, and the Class B(2003-1) Notes shall initially be registered in the name of Cede & Co., its nominee.

                (c) The Class B(2003-1) Notes will be issued in minimum denominations of $1,000 and integral multiples of that amount.

                Section 2.07. Delivery and Payment for the Class B(2003-1) Notes. The Issuer shall execute and deliver the Class B(2003-1) Notes to the Indenture Trustee for authentication, and the Indenture Trustee shall deliver the Class B(2003-1) Notes when authenticated, each in accordance with Section 303 of the Indenture.

                Section 2.08. Targeted Deposits to the Accumulation Reserve Account.

                The deposit targeted to be made to the Accumulation Reserve Account for any Monthly Period during the Accumulation Reserve Funding Period will be an amount equal to the Required Accumulation Reserve sub-Account Amount.

                Section 2.09. Capital One Derivative Agreement.

                (a) On any Distribution Date, any amount owed by the Issuer pursuant to the ISDA Master Agreement, dated as of October 9, 2002, as supplemented by the Schedule thereto, dated as of October 9, 2002 (as may be amended thereafter), and the Confirmation thereto relating to the Class B(2003-1) Notes, dated as of May 7, 2003 (collectively, the "Capital One Derivative Agreement"), each between Capital One Bank and the Issuer, shall be paid to Capital One Bank from Card Series Finance Charge Amounts (available after giving effect to Sections 3.01(a) through (l) of the Indenture Supplement) for such Distribution Date in an amount not to exceed the lesser of (i) the product of (x) the amount of Card Series Finance Charge Amounts available for application pursuant to Section 3.01(m) of the Indenture Supplement times (y) a fraction, the numerator of which is the Nominal Liquidation Amount of the Class B(2003-1) Notes as of the close of business on the last day of the preceding Monthly Period and the denominator of which is the Nominal Liquidation Amount of all tranches of Card Series Notes as of the close of business on the last day of the preceding Monthly Period and (ii) the amount of such payment owed by the Issuer to Capital One Bank on such Distribution Date.

                (b) On any Distribution Date, any amount owed to the Issuer pursuant to the Capital One Derivative Agreement shall be, when received by the Issuer, treated as Card Series Finance Charge Amounts for the purposes of
Section 3.01(n) of the Indenture Supplement.

                (c) The Capital One Derivative Agreement shall not be considered a "Derivative Agreement" (as such term is defined in the Indenture) for the purposes of Indenture, the Asset Pool Supplement or the Indenture Supplement.

                Section 2.10. Tax Treatment. Notwithstanding any other express or implied agreement to the contrary, each of the Issuer and the Class B(2003-1) Noteholders are hereby deemed to agree that they and any recipient of the Prospectus Supplement dated April 30, 2003 and the Prospectus dated April 30, 2003, each relating to the Class B(2003-1) Notes (or their employees, representatives, or other agents), may disclose to any and all persons, without limitation of any kind, the Tax Treatment and Tax Structure of any transaction relating to the Issuer or the Class B(2003-1) Notes and all materials of any kind (including opinions or other tax analyses) that are provided to any of them relating to such Tax Treatment and Tax Structure. For purposes of this Section 2.10, "Tax Treatment" refers to the purported or claimed treatment of the Issuer and the Class B(2003-1) Notes under the Internal Revenue Code, and "Tax Structure" refers to any fact that may be relevant to understanding such Tax Treatment. It is hereby confirmed that each of the foregoing have been deemed to so agree since the commencement of discussions regarding the Class B(2003-1) Notes.

                               [END OF ARTICLE II]

                IN WITNESS WHEREOF, the parties hereto have caused this Terms Document to be duly executed, all as of the day and year first above written.

                         CAPITAL ONE MULTI-ASSET EXECUTION TRUST, by DEUTSCHE BANK TRUST COMPANY
                         DELAWARE, not in its individual capacity, but solely as Owner Trustee on behalf of the Trust

                         By:    /s/ Michele Voon
                            ----------------------------------------------------
                            Name:  Michele Voon
                            Title: Attorney-in-Fact

                         THE BANK OF NEW YORK, as Indenture Trustee and not in its individual capacity

                         By:    /s/ Allison R. Clan
                            ----------------------------------------------------
                            Name:  Allison R. Clan
                            Title: Assistant Treasurer

             [Signature Page to the Class B(2003-1) Terms Document]